Exhibit 99.1

Delek Logistics Partners, LP Reports Fourth Quarter 2021 Results
•Reported fourth quarter net income attributable to all partners of $41.7 million
•EBITDA of $69.7 million represented an increase of 9% y/y
•Fourth quarter distributable cash flow coverage ratio of 1.27x and total leverage ratio of approximately 3.4x
•Declared fourth quarter distribution of $0.975 per limited partner unit; reflects 7.1% increase y/y
•Delivered 5% distribution growth in 2021; expect another 5% increase y/y in 2022
•Accelerating Permian activity providing organic growth opportunities for gathering business
•No major planned turnaround activity in Delek refining system should equate to strong volumes in 2022

BRENTWOOD, Tenn., February 23, 2022 -- Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") today announced its financial results for the fourth quarter 2021. For the three months ended December 31, 2021, Delek Logistics reported net income attributable to all partners of $41.7 million, or $0.96 per diluted common limited partner unit. This compares to net income attributable to all partners of $40.7 million, or $0.94 per diluted common limited partner unit, in the fourth quarter 2020. Net cash from operating activities was $52.9 million in the fourth quarter 2021 compared to $58.4 million in the fourth quarter 2020. Distributable cash flow was $53.9 million in the fourth quarter 2021, compared to $55.9 million in the fourth quarter 2020.
For the fourth quarter 2021, earnings before interest, taxes, depreciation and amortization ("EBITDA") was $69.7 million compared to $64.0 million in the fourth quarter 2020.
Uzi Yemin, Chairman, President and Chief Executive Officer of Delek Logistics' general partner, remarked: "DKL provided another year of consistent performance in 2021. Given the lack of major turnaround activity planned in the Delek US refining system in 2022, we expect strong volumes and performance to continue. Additionally, the recent pick-up in Permian drilling activity creates organic growth opportunities for our gathering business. As a result, DKL increased capital spending on this asset, as outlined in the 2022 capital budget program announced in December."
Mr. Yemin continued, “DKL has a long history of returning cash to shareholders with a consistent increase in the quarterly distribution since the fourth quarter 2012. Our company delivered on its commitment to 5% distribution growth on a year-over-year basis in 2021, and based on our strong outlook for the year ahead, we expect another 5% increase on a full-year basis in 2022."
Distribution and Liquidity
On January 21, 2022, Delek Logistics declared a quarterly cash distribution of $0.975 per common limited partner unit for the fourth quarter 2021, which equates to $3.90 per common limited partner unit on an annualized basis. This distribution was paid on February 8, 2022 to unitholders of record on February 1, 2022. This represents a 2.6% increase from the third quarter 2021 distribution of $0.95 per common limited partner unit, or $3.80 per common limited partner unit on an annualized basis, and a 7.1% increase over Delek Logistics’ fourth quarter 2020 distribution of $0.91 per common limited partner unit, or $3.64 per common limited partner unit annualized. For the fourth quarter 2021, the total cash distribution declared to all partners was approximately $42.4 million, resulting in a distributable cash flow coverage ratio of 1.27x.
As of December 31, 2021, Delek Logistics had total debt of approximately $899.0 million and cash of $4.3 million. Additional borrowing capacity, subject to certain covenants, under the $850.0 million credit facility was $592.0 million, which was enhanced by the recent note offering. The total leverage ratio was well within the requirements of the maximum allowable leverage ratio under the credit facility.
Financial Results
Contribution margin in the fourth quarter 2021 was $66.7 million compared to $62.0 million in the fourth quarter 2020. Overall performance benefited from an increase in utilization on assets supporting the El Dorado Refinery, our West Texas Wholesale Business and an increase in throughput on third party pipelines.
Pipelines and Transportation Segment
Contribution margin in the fourth quarter 2021 was $49.7 million compared to $44.0 million in the fourth quarter 2020. This increase was primarily driven by an increase in throughput on our third party pipelines and increased utilization on assets supporting the El Dorado Refinery.
Wholesale Marketing and Terminalling Segment
During the fourth quarter 2021, contribution margin was $17.0 million compared to $18.1 million in the fourth quarter 2020. The decrease in overall performance was impacted by lower gross margins which was partially offset by favorable RIN values in our West Texas Wholesale Marketing business.
Investments in Pipeline Joint Ventures Segment
During the fourth quarter 2021, income from equity method investments was $6.6 million compared to $5.8 million in the fourth quarter 2020, primarily driven by increases in income from our Red River equity method investment. Compared to year-ago levels, the Red River pipeline joint venture experienced higher throughput volumes attributable to improving industry production volumes.

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Fourth Quarter 2021 Results | Conference Call Information
Delek Logistics will hold a conference call to discuss its fourth quarter 2021 results on Thursday, February 24, 2022 at 7:30 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekLogistics.com. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. An archived version of the replay will also be available at www.DelekLogistics.com for 90 days.
Investors may also wish to listen to Delek US Holdings, Inc.'s (NYSE: DK) ("Delek US") fourth quarter 2021 earnings conference call on Thursday, February 24, 2022 at 8:30 a.m. Central Time and review Delek US’ earnings press release. Market trends and information disclosed by Delek US may be relevant to Delek Logistics, as it is a consolidated subsidiary of Delek US. Investors can find information related to Delek US and the timing of its earnings release online by going to www.DelekUS.com.
About Delek Logistics Partners, LP
Delek Logistics Partners, LP, headquartered in Brentwood, Tennessee, was formed by Delek US (NYSE: DK) to own, operate, acquire and construct crude oil and refined products logistics and marketing assets.
Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions, as well as statements in the future tense, and can be impacted by numerous factors, including the fact that a substantial majority of Delek Logistics' contribution margin is derived from Delek US, thereby subjecting us to Delek US' business risks; risks relating to the securities markets generally; risks and costs relating to the age and operational hazards of our assets including, without limitation, costs, penalties, regulatory or legal actions and other effects related to releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the utilization of Delek Logistics' assets and business performance, including margins generated by its wholesale fuel business; the impact of the COVID-19 outbreak on the demand for crude oil, refined products and transportation and storage services; uncertainties regarding future decisions by OPEC regarding production and pricing disputes between OPEC members and Russia; an inability of Delek US to grow as expected as it relates to our potential future growth opportunities, including dropdowns, and other potential benefits; scheduled turnaround activity; the results of our investments in joint ventures; adverse changes in laws including with respect to tax and regulatory matters; and other risks as disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission. Forward-looking statements include, but are not limited to, statements regarding future growth at Delek Logistics; distributions and the amounts and timing thereof; potential dropdown inventory; expected earnings or returns from joint ventures or other acquisitions; expansion projects; ability to create long-term value for our unit holders; financial flexibility and borrowing capacity; and distribution growth of 5% or at all. Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek Logistics undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof, except as required by applicable law or regulation
Non-GAAP Disclosures:
Our management uses certain "non-GAAP" operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income before net interest expense, income tax expense, depreciation and amortization expense, including amortization of customer contract intangible assets, which is included as a component of net revenues in our accompanying condensed consolidated statements of income.
•Distributable cash flow - calculated as net cash flow from operating activities plus or minus changes in assets and liabilities, less maintenance capital expenditures net of reimbursements and other adjustments not expected to settle in cash. Delek Logistics believes this is an appropriate reflection of a liquidity measure by which users of its financial statements can assess its ability to generate cash.
EBITDA and distributable cash flow are non GAAP supplemental financial measures that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:
•Delek Logistics' operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;
•the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;
•Delek Logistics' ability to incur and service debt and fund capital expenditures; and
•the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
Delek Logistics believes that the presentation of EBITDA, distributable cash flow and distributable cash flow coverage ratio provide useful information to investors in assessing its financial condition, its results of operations and the cash flow its business is generating. EBITDA, distributable cash flow and distributable cash flow coverage ratio should not be considered in isolation or as alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP.

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Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net income and net cash provided by operating activities. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because EBITDA and distributable cash flow may be defined differently by other partnerships in its industry, Delek Logistics' definitions of EBITDA and distributable cash flow may not be comparable to similarly titled measures of other partnerships, thereby diminishing their utility. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

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Delek Logistics Partners, LP
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except unit and per unit data)
	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$4,292	$4,243
Accounts receivable	15,384	15,676
Accounts receivable from related parties	—	5,932
Inventory	2,406	3,127
Other current assets	951	331
Total current assets	23,033	29,309
Property, plant and equipment:
Property, plant and equipment	715,870	692,282
Less: accumulated depreciation	(266,482)	(227,470)
Property, plant and equipment, net	449,388	464,812
Equity method investments	250,030	253,675
Operating lease right-of-use assets	20,933	24,199
Goodwill	12,203	12,203
Marketing contract intangible, net	116,577	123,788
Rights-of-way	37,280	36,316
Other non-current assets	25,627	12,115
Total assets	$935,071	$956,417

LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable	$8,160	$6,659
Accounts payable to related parties	64,423	—
Interest payable	5,024	2,452
Excise and other taxes payable	5,280	4,969
Current portion of operating lease liabilities	6,811	8,691
Accrued expenses and other current liabilities	7,117	5,529
Total current liabilities	96,815	28,300
Non-current liabilities:
Long-term debt	898,970	992,291
Asset retirement obligations	6,476	6,015
Operating lease liabilities, net of current portion	14,071	15,418
Other non-current liabilities	22,731	22,694
Total non-current liabilities	942,248	1,036,418
Total liabilities	1,039,063	1,064,718
Equity (Deficit):
Common unitholders - public; 8,774,053 units issued and outstanding at December 31, 2021 (8,697,468 at December 31, 2020)	166,067	164,614
Common unitholders - Delek Holdings; 34,696,800 units issued and outstanding at December 31, 2021 (34,745,868 at December 31, 2020)	(270,059)	(272,915)
Total deficit	(103,992)	(108,301)
Total liabilities and deficit	$935,071	$956,417

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Delek Logistics Partners, LP
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except unit and per unit data)
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net revenues:
Affiliate	$110,314	$92,927	$418,826	$382,666
Third-party	79,570	47,185	282,076	180,752
Net revenues	189,884	140,112	700,902	563,418
Cost of sales:
Cost of materials and other	109,414	63,217	384,409	269,094
Operating expenses (excluding depreciation and amortization presented below)	13,197	14,575	58,398	53,846
Depreciation and amortization	11,552	10,780	40,945	33,737
Total cost of sales	134,163	88,572	483,752	356,677
Operating expenses related to wholesale business (excluding depreciation and amortization presented below)	596	281	2,337	2,433
General and administrative expenses	5,527	5,614	22,545	22,587
Depreciation and amortization	356	499	1,825	1,994
Other operating (income) expense, net	(113)	41	(59)	(66)
Total operating costs and expenses	140,529	95,007	510,400	383,625
Operating income	49,355	45,105	190,502	179,793
Interest expense, net	14,297	10,020	50,221	42,874
Income from equity method investments	(6,623)	(5,818)	(24,575)	(22,693)
Other (income) expense, net	(1)	30	(119)	133
Total non-operating expenses, net	7,673	4,232	25,527	20,314
Income before income tax expense	41,682	40,873	164,975	159,479
Income tax (benefit) expense	(3)	156	153	223
Net income attributable to partners	$41,685	$40,717	$164,822	$159,256
Comprehensive income attributable to partners	$41,685	$40,717	$164,822	$159,256

Less: General partner's interest in net income, including incentive distribution rights	—	—	—	18,724
Limited partners' interest in net income	$41,685	$40,717	$164,822	$140,532

Net income per limited partner unit:
Common units - basic	$0.96	$0.94	$3.79	$4.18
Common units - diluted	$0.96	$0.94	$3.79	$4.18

Weighted average limited partner units outstanding:
Common units - basic	43,454,535	43,435,153	43,447,739	33,594,284
Common units - diluted	43,470,460	43,441,693	43,460,470	33,597,418

Cash distribution per limited partner unit	$0.975	$0.910	$3.785	$3.605

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Delek Logistics Partners, LP
Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)
	Year Ended December 31,
	2021	2020
Cash flows from operating activities
Net income	$164,822	$159,256
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,770	35,731
Non-cash lease expense	9,652	6,075
Amortization of customer contract intangible assets	7,211	7,211
Amortization of deferred revenue	(1,953)	(1,888)
Amortization of deferred financing costs and debt discount	3,016	2,412
Income from equity method investments	(24,575)	(22,693)
Dividends from equity method investments	20,831	25,436
Other non-cash adjustments	1,959	1,253
Changes in assets and liabilities:
Accounts receivable	292	(2,472)
Inventories and other current assets	55	11,363
Accounts payable and other current liabilities	(1,913)	(13,479)
Accounts receivable/payable to related parties	67,161	(14,628)
Non-current assets and liabilities, net	(14,166)	(561)
Changes in assets and liabilities	51,429	(19,777)
Net cash provided by operating activities	275,162	193,016
Cash flows from investing activities
Asset acquisitions from Delek Holdings, net of assumed liabilities	—	(100,527)
Purchases of property, plant and equipment and intangible assets	(24,016)	(13,284)
Proceeds from sales of property, plant and equipment	275	107
Distributions from equity method investments	8,774	2,741
Equity method investment contributions	(1,393)	(12,175)
Net cash used in investing activities	(16,360)	(123,138)
Cash flows from financing activities
Proceeds from issuance of additional units to maintain 2% General Partner interest	—	10
Distributions to general partner	—	(27,635)
Distributions to common unitholders - public	(32,462)	(31,532)
Distributions to common unitholders - Delek Holdings	(129,255)	(77,665)
Distributions to Delek Holdings unitholders and general partner related to Trucking Assets Acquisition	—	(47,558)
Distribution to general partner for conversion of its interest and IDR elimination	—	(45,000)
Proceeds from revolving credit facility	341,000	599,600
Payments on revolving credit facility	(829,601)	(441,400)
Proceeds from issuance of senior notes	400,000	—
Deferred financing costs paid in connection with debt issuances	(6,216)	—
Payments on finance lease	(2,219)	—
Net cash used in financing activities	(258,753)	(71,180)
Net increase (decrease) in cash and cash equivalents	49	(1,302)
Cash and cash equivalents at the beginning of the period	4,243	5,545
Cash and cash equivalents at the end of the period	$4,292	$4,243
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$44,633	$40,582
Income taxes	$34	$98
Non-cash investing activities:
Increase in accrued capital expenditures and other	$3,850	$198
Equity issuance to Delek Holdings unitholders in connection with Permian Gathering Assets Acquisition	$—	$109,513
Non-cash financing activities:
Sponsor contribution of property, plant and equipment	$—	$2,938
Non-cash lease liability arising from obtaining right of use assets during the period	$9,457	$32,090

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Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
(In thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of Net Income to EBITDA:
Net income	$41,685	$40,717	$164,822	$159,256
Add:
Income tax (benefit) expense	(3)	156	153	223
Depreciation and amortization	11,908	11,279	42,770	35,731
Amortization of customer contract intangible assets	1,803	1,803	7,211	7,211
Interest expense, net	14,297	10,020	50,221	42,874
EBITDA	$69,690	$63,975	$265,177	$245,295

Reconciliation of net cash from operating activities to distributable cash flow:
Net cash provided by operating activities	$52,886	$58,362	$275,162	$193,016
Changes in assets and liabilities	5,469	1,236	(51,429)	19,777
Non-cash lease expense	(2,685)	(3,839)	(9,652)	(6,075)
Distributions from equity method investments in investing activities	2,529	18	8,774	2,741
Maintenance and regulatory capital expenditures	(4,471)	(536)	(8,232)	(1,296)
Reimbursement from Delek Holdings for capital expenditures	277	182	1,913	263
Accretion of asset retirement obligations	(115)	(107)	(461)	(427)
Deferred income taxes	(150)	589	(353)	(401)
Other operating income (expense), net	113	(41)	59	66
Distributable Cash Flow	$53,853	$55,864	$215,781	$207,664

Delek Logistics Partners, LP
Distributable Coverage Ratio Calculation
(In thousands)
	Three Months Ended December 31,		Year Ended December 31,
Distributions to partners of Delek Logistics, LP	2021	2020	2021	2020
Limited partners' distribution on common units	$42,384	$39,533	$164,484	$127,070
General partner's distributions	—	—	—	986
General partner's incentive distribution rights	—	—	—	17,632
Total distributions to be paid (1)	$42,384	$39,533	$164,484	$145,688

Distributable cash flow	$53,853	$55,864	$215,781	$207,664
Distributable cash flow coverage ratio (2)	1.27x	1.41x	1.31x	1.43x
(1) The distributions for the three months ended and the year ended December 31, 2020 reflect the impact of the distribution waiver that waived all of the distributions for the first quarter of 2020 on the 5.0 million Additional Units, related to the Permian Gathering Assets (formerly known as the Big Spring Gathering Assets) transaction, with respect to base distributions and the IDRs. In addition, the distributions for the three months ended March 31, 2020 reflect the waiver of distributions in respect of the IDRs associated with the Additional Units for at least two years. Subsequently, the IDRs were eliminated in the Restructuring Transaction on August 13, 2020.
(2) Distributable cash flow coverage ratio is calculated by dividing distributable cash flow by distributions to be paid in each respective period.

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Delek Logistics Partners, LP
Segment Data (unaudited)
(In thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Pipelines and Transportation
Net revenues:
Affiliate	$71,436	$65,588	$271,033	$233,873
Third party	4,597	3,009	16,612	17,596
Total pipelines and transportation	76,033	68,597	287,645	251,469
Cost of sales:
Cost of materials and other	17,226	14,312	59,821	45,934
Operating expenses (excluding depreciation and amortization)	9,108	10,331	43,818	42,267
Segment contribution margin	$49,699	$43,954	$184,006	$163,268
Capital spending	$12,396	$4,207	$22,342	$7,631

Wholesale Marketing and Terminalling
Net revenues:
Affiliates (1)	$38,878	$27,339	$147,793	$148,793
Third party	74,973	44,176	265,464	163,156
Total wholesale marketing and terminalling	113,851	71,515	413,257	311,949
Cost of sales:
Cost of materials and other	92,188	48,905	324,588	223,160
Operating expenses (excluding depreciation and amortization)	4,685	4,525	16,917	14,012
Segment contribution margin	$16,978	$18,085	$71,752	$74,777
Capital spending	$529	$4,324	$5,109	$7,818

Investments in Pipeline Joint Ventures
Income from equity method investments	$(6,623)	$(5,818)	$(24,575)	$(22,693)
Equity method investments contributions	$—	$(371)	$(1,393)	$(12,175)

Consolidated
Net revenues:
Affiliates	$110,314	$92,927	$418,826	$382,666
Third party	79,570	47,185	282,076	180,752
Total consolidated	189,884	140,112	700,902	563,418
Cost of sales:
Cost of materials and other	109,414	63,217	384,409	269,094
Operating expenses (excluding depreciation and amortization presented below)	13,793	14,856	60,735	56,279
Contribution margin	66,677	62,039	255,758	238,045
General and administrative expenses	5,527	5,614	22,545	22,587
Depreciation and amortization	11,908	11,279	42,770	35,731
Other operating (income) expense, net	(113)	41	(59)	(66)
Operating income	49,355	45,105	190,502	179,793
Interest expense, net	14,297	10,020	50,221	42,874
Income from equity method investments	(6,623)	(5,818)	(24,575)	(22,693)
Other (income) expense, net	(1)	30	(119)	133
Total non-operating expenses, net	7,673	4,232	25,527	20,314
Income before income tax expense	41,682	40,873	164,975	159,479
Income tax (benefit) expense	(3)	156	153	223
Net income attributable to partners	$41,685	$40,717	$164,822	$159,256
Capital spending	$12,925	$8,531	$27,451	$15,449
(1) Affiliate revenue for the wholesale marketing and terminalling segment is presented net of amortization expense pertaining to the Marketing Contract Intangible Acquisition.

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Delek Logistics Partners, LP
Segment Capital Spending (1)
(In thousands)
	Three Months Ended December 31,		Year Ended December 31,
Pipelines and Transportation	2021	2020	2021	2020
Maintenance capital spending	$4,387	$1,265	$5,528	$1,732
Discretionary capital spending	8,009	2,942	16,814	5,899
Segment capital spending	$12,396	$4,207	22,342	7,631
Wholesale Marketing and Terminalling
Maintenance capital spending	$368	$232	1,762	1,712
Discretionary capital spending	161	4,092	3,347	6,106
Segment capital spending	$529	$4,324	5,109	7,818
Consolidated
Maintenance capital spending	$4,755	$1,497	7,290	3,444
Discretionary capital spending	8,170	7,034	20,161	12,005
Total capital spending	$12,925	$8,531	$27,451	$15,449
(1) Capital spending excludes the capital contributions to our equity method investments. The equity method investments capital contributions were $0.4 million for the three months ended December 31, 2020, and $1.4 million and $12.2 million for the years ended December 31, 2021 and 2020, respectively. There were no equity method investments capital contributions for the three months ended December 31, 2021.

Delek Logistics Partners, LP
Segment Data (Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Pipelines and Transportation Segment:
Throughputs (average bpd)
El Dorado Assets:
Crude pipelines (non-gathered)	80,145	66,521	65,335	74,179
Refined products pipelines to Enterprise Systems	66,632	48,900	48,757	53,702
El Dorado Gathering System	15,660	13,308	14,460	13,466
East Texas Crude Logistics System	18,499	16,719	22,647	15,960
Permian Gathering System (1)	83,353	76,795	80,285	82,817
Plains Connection System	133,281	120,304	124,025	104,770

Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd) (2)	55,755	73,584	68,497	71,182
Big Spring marketing throughputs (average bpd)	83,385	84,219	78,370	76,345
West Texas marketing throughputs (average bpd)	10,007	9,915	10,026	11,264
West Texas gross margin per barrel	$3.97	$2.36	$3.72	$2.37
Terminalling throughputs (average bpd) (3)	124,476	153,243	138,301	147,251
(1) Formerly known as the Big Spring Gathering System.
(2) Excludes jet fuel and petroleum coke.
(3) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas, El Dorado and North Little Rock, Arkansas and Memphis and Nashville, Tennessee terminals.

Investor/Media Relations Contacts:
Blake Fernandez, Senior Vice President of Investor Relations and Market Intelligence, 615-224-1312
Media/Public Affairs Contact:
Michael P. Ralsky, Vice President - Government Affairs, Public Affairs & Communications, 615-435-1407
Information about Delek Logistics Partners, LP can be found on its website (www.deleklogistics.com), investor relations webpage (ir.deleklogistics.com), news webpage (www.deleklogistics.com/news) and its Twitter account (@DelekLogistics).

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